WELLS FARGO	Commercial Mortgage Servicing	P.O. Box 31388, Oakland, CA 94604 1901 Harrison St., 2nd Floor Oakland, CA 94612 Tel, 800 986 9711

Management's Assessment

Management of Wells Fargo Commercial Mortgage Servicing, a division of Wells Fargo Bank, National Association, (the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of commercial loans (the "Platform"), except for servicing criteria 1122(d)(l )(iii), 1122(d)(3)(i)(B-D), 1122(d)(3)(ii-iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2013. Appendix A identifies the commercial mortgage pools and other structures involving the commercial loans constituting the Platform. Appendix B identifies the applicable servicing criteria with respect to the Platform.

With respect to servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii), the Company performs applicable activities covered by these criteria, with respect to the Platform, except the Company has engaged various vendors to perform certain tax payment activities. Such vendors have provided separate Regulation AB Item 1122 management assessments and attestations for such activities.

With respect to applicable servicing criterion 1122(d)(4)(iii), there were no activities performed during the year ended December 31, 2013 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

With respect to servicing criteria 1122(d)(l)(i), 1122(d)(3)(i)(A), 1122(d)(4)(i), and 1122(d)(4)(vi), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that none of these vendors is considered a "servicer" as defined in Item ll01) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). The Company has policies and procedures in place designed to provide reasonable assurance that the • vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2013. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. Based on such assessment, management believes that, as of and for the year ended December 31, 2013, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform. KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

March 7, 2014

/s/ Daniel Bober
Daniel E. Bober
Executive Vice President,
Commercial Mortgage Servicing
Wells Fargo Bank, National Association

APPENDIX A

COMMERCIAL MORTGAGE POOLS AND OTHER STRUCTURES

2001-CMLB-1	1345FB2005	1997-WF1
1998-WF1	1999-LIFE1	BANC OF AMERICA COMM MTG 2006-1
BANC OF AMERICA COMM MTG 2005-6	BANC OF AMERICA COMM MTG2006-2	BANC OF AMERICA COMM MTG 2006-5
BACM2007-1	BANC OF AMERICA COMM MTG 2007-3	BA-FUNB 2001-3
BEAR 1999-C1	BS01TOP2	BSCOOWF1
BSCOOWF2	BSC01TP4	BSC02TP6
BSC03PWR2	BSC04PWR3	BSC04PWR4
BSC04PWR5	BSC04PWR6	BSC05PWR10
BSC05PWR7	BSC05PWR8	BSC05PWR9
BSC06PWR11	BSC06PWR12	BSC06PWR13
BSC06PWR14	BSC07PWR15	BSC07PWR16
BSC07PWR17	BSC07PWR18	BSC99WF2
BSCM02TOP8	BSCM03TOP10	BSCM03TOP12
BSCM04TOP14	BSCM04TOP16	BSCM05TOP18
BSCM06TOP22	BSCM06TOP24	BSCM07TOP26
BSCM07TOP28	BSCMS05TOP20	CITIGROUP CMT 2004 C1
CITG! ROUP 2005 C3	CITIGROUP 2006 C5	CITG! ROUP 2007-C6
COUNTRYWIDE 2007-MF1	CITIGROUP 2012-GCS	CD 2006-CD2
CD 2006-CD3	CD 2007-CD4	CD 2007-CDS
CGCMT 2013-GC15	CGCMT 2013-GC17	CITIGROUP 2013-GCJ11
CHASE 1999-2	CHASE 2000-2	CHASE 2000-3
CHASE-FUNB 1999-1	CMAT 1999 C1	COBALT 2006-C1
COBALT 2007-C2	COBALT 2007- C3	COMM07FL14 (NONPOOLED)
COMM 2009-K3	COMM 2009-K4 PRIMARY	COMM 2010-C1
COMM 2012-CCRE1	COMM 2012-CCRE2	COMM 2012-CCRE3
COMM 2012-CCRE4	COMM 2012-LC4	COMM 2013-CCRE10
COMM 2013-CCRE12	COMM 2013-CCRE13	COMM 2013-CCRE6
COMM 2013-FL3	CSFB 2006-C2	CSCMT 2007-C2
CSCMT 2007-C2	CSCMT 2007-C3	CSCMT 2007-C3
CSCMC 2007-C4	CS FIRST BOSTON 1997 C2	CSF99C01
CSFB94CFB1	CS FIRST BOSTON 1997 C1	CS FIRST BOSTON 1998 C2
DBUBS 2011-LC1	DBUBS 2011-LC2	DBUBS 2011- LC3
DDR I 2009-DDR1	DLJ 1998-CGl	DLJ 1999-CGl
DLJ 1999-CG2	DLJ I999-CG3	FREMF 2010-K6 PRIMARY ONLY
FREMF 2010-K7	FREMF 2010-KS	FREMF 2010-K9
FREDDIE MAC 2010 K-SCT	FREMF 2011-K10- PRIMARY ONLY	FREMF2011-Kll
FREMF 2011 K12 PRIMARY ONLY .	FREMF 2011-K13	FREMF 2011-K14 PRIMARY ONLY
FREMF 2011-K15	FREMF 2011-K16- PRIMARY ONLY	FREMF 2011-K701
FREMF 20 11-K702	FREMF 201!-K703	FREMF 2011-K704
FREMF 2011-KAIV PRIMARY ONLY	FREMF 2012-K17 PRIMARY AND SPECIAL	FREMF 2012-K18- PRIMARY ONLY
FREMF 2012- K19 PRIMARY ONLY	FREMF 2012-K20	FREMF 2012-K21- PRIMARY ONLY
FREMF 2012-K22 (PRIMARY ONLY)	FREMF 2012-K23	FREMF 2012-KSOI- PRIMARY ONLY
FREMF 2012-K705- PRIMARY ONLY	FREMF 2012-K706	FREMF 2012-K707
FREMF 2012-K7OS	FREMF 2012-K709- PRIMARY ONLY	FREMF 2012-K7IO PRIMARY ONLY
FREMF 2012-K7ll	FREMF 2012-KPOI PRIMARY ONLY	FREMF 2013-K24 (PRIMARY ONLY
FREMF 2013-K26	FREMF 2013-K26	FREMF 2013-K27
FREMF 2013 K28 (PRIMARY)	FREMF 2013 K29 (MASTER)	FREMF 2013 K29 (MASTER)
FREMF 2013 K30 MASTER	FREMF 2013-K31	FREMF 2013 K32 PRIMARY ONLY
FREMF 2013-K33	FREMF 2013-K33	FREMF 2013-K34
FREMF 2013-K34	FREMF 2013-K35 (PRIMARY)	FREMF 2013-K502- PRIMARY ONLY
FREMF 2013-K712 PRIMARY ONLY	FREMF 2013 K713 ONLY	FREMF 2013 KF02 PRIMARY
FREMF 2013 KF02 PRIMARY ONLY	FREMF 2013-KSOI PRIMARY	FREMF 2013-K25
FUNB-BA 2001 Cl	FULB 1997 C2	FUNB 1999 C4
FUNB 2000 Cl	FUNB 2000 C2	FUNB 2001 C2
FUNB 2001 C3	FUNB 2001 C4	FUNB 2002 Cl
FUNB99CI	FUNB/CHASE 1999 C2	GREENWICH CCFC 2002 Cl
GREENWICH CCFC 2003-CI	GREENWICH CCFC 2003-C2	GREENWICH CCFC 2004-GG I
GREENWICH CCFC 2005-GGS	GREENWICH CCFC 2007-GGll	GREENWICH CCFC 2007-GG9
GE2002 C2	GECC 2000-1	GECC 2001-1
GECC 2001-3	GECC 2002-1	GECC 2002-3
GECC 2003-C2	GECMC 2004 C2	GE 2006 Cl
GECMC 2007-CI	GECMC 2007-CI	GOLDMAN 2007-GGIO
GSMS 2010-C2	GSMS 20 II-GC3	GSMS 2011-GC5
GSMS 2012-GCJ7	GSMS 2012-GCJ9	GSMS 2013-GCIO
GSMS 2013-GCI3	GSMS 2013-GCJ12	GSMS 2013-GCJ14
GSMS 2013-GCJ16	GSMSC04GG2	GOLDMAN 2006-GG6
GOLDMAN 2006-GGS	GOLDMAN 2006-GGS	GSMSC 2010-CI
GOLDMAN 2010-K5- PRIMARY	HMAC 1999PHI	IRVINE CORE OFFICE TRUST ONLY 2013-IRV
JPM05LDP3	JPM06CIBCI5	JPM06CIBCI7
JPM07CIBCI9	JPM08C2	JPM2006LDP8
JPM2007LDPI2	JPM6LDP9	JPMBB 2013-CI5
JPMBB 2013-CI7	JPMC 2001 CIBC3	JPMC 2002 Cl
JPMC 2005 LDPI	JPMC 2005 LDP I	JPMC 2006-LDP7
JPMC 2005-LDP2	JPMC 2006-LDP9	JPMC 2002 C2
JPMC 2002 CIBC5	JPMC 2003-CI	JPMC 2003 CIBC6
JPMC03LNI	JPMC 2003 MLI	JPMC04-CIBC9
JPMCC 2007-LDPII	JPMCC 2012-C6	JPMCC 2007-LDPIO
JPMC 2012-CIBX	JPMCC 2013-CI6	LB 1998 C4
LB 1999 Cl	LB 1999 C2	LB-UBS 2003-CI
LB-UBS 2003 C7	LB-UBS 2003-C3	LB-UBS 2003 C5
LBUBS05C2	LBUBS05C3	LB UBS 2003 C8
LB UBS 2004 Cl	LB UBS 2004 C4	LB UBS 2004 C6
LB UBS 2004 C7	LB UBS 2004 CS	LB UBS 2005 Cl
LB-UBS 2005 C5	LB-UBS 2005 C7	LB-UBS 2006 Cl
LB-UBS 2006 C3	LB UBS 2006-C4	LB UBS 2006-C6
LB UBS 2006-C6	LB UBS 2006-C7	LB-UBS 2007-C2
LB-UBS 2007-C6	LB-UBS 2007-C7	LB UBS 2008-Cl
LB UBS 2000 C3	LB UBS 2000 C5	LB UBS 2001 C2
LB UBS 2001 C3	LB UBS 2002 Cl	LB UBS 2002 C2
LB UBS 2002 C4	LB UBS 2002 C7	MAIDEN 2008-1
MEZZ CAP 2004-Cl	MEZZ CAP 2004-C2	MEZZ CAP 2005-C3
MEZZ CAP 2006-C4	MEZZ CAP 2007-C5	MDCOITP5
MDC02TP7	ML 1997-C2	ML 1998-C3
MERRILL LYNCH 1998 C2	ML-CFC 2006-1	ML-CFC 2006-2
MLCFC06-4	MLCFC07-5	ML-CFC 2007-6
MLCFC07-6	ML-CFC 2007-7	MLCFC07-8
MLCFC07-9	MLFT2006-l	MERRILL LYNCH 1996 C2
MLMT 2002 MWl	MLMT 2005-CKJl	MLMT06Cl
MLMT 2006-C2	MLMT07Cl	MERRILL LYNCH 2008-C I
MSOITOPI	MS03TOP11	MS04TOP13
MS04TOPI5	MS05TOP17	MS05TOP19
MS06TOP21	MS06TOP23	MS07TOP25
MS07TOP27	MS07TOP27 AW34 (NONPOOLED)	MS08TOP29
MS2000LIFE I	MS2000PRlN	MORGAN STANLEY BAML 2012-C6
MSBAM 2013-Cll	MSBAM 2013-Cl2	MSBAM 2013-Cl3
MSBAM 2013-CS	MSC04HQ4	MORGAN STANLEY 2005-HQ5
MSC05HQ6	MSC05HQ7	MSC05HQ7
MSC06HQ10	MSC061Qll	MSC07HQ12
MSC07IQ13	MSC07IQ14	MSC07IQ16
MORGAN STANLEY 2011-C3	MSC98WF2	MSC99WF!
MSCI03IQ6	MSC!04HQ3	MSC!04IQ7
MSC!04IQ8	MSC!05IQ9	MSC!06HQ8
MSC!06HQ9	MSCI06TOP21 (NONPOOLED)	MORGAN STANLEY 2007-HQ13
MSCI2007IQ16	MSDOOLIFE2	MSDOITP3
MSDW03HQ2	MSDW03TOP9	NORTHSTAR 2013-1 (CLO)
PCMT03PWR1	RBS 2010-MB!	RJTE AID 1999-1
RESOURCE 2013-CREl	TIAA 2007-C4	UBS 2012-C1
UBS-BARCLAYS 2012-C2	UBS-BARCLAYS 2012-C4	UBS-CITIGROUP 2011-C1
WACHOVIA2002 C1	WACHOVIA 2002 C2	WACHOVIA 2003 C3
WACHOVIA 2003-C4	WACHOVIA 2003-C5	WACHOVIA 2003-C6
WACHOVIA 2003-C7	WACHOVIA 2003-CS	WACHOVIA 2003-C9
WACHOVIA 2004 C10	WACHOVIA 2004 C11	WACHOVIA 2004-C12
WACHOVIA 2004 Cl4	WACHOVIA 2004 Cl5	WACHOVIA 2005-C16
WACHOVIA 2005 Cl7	WACHOVIA 2005-C18	WACHOVIA 2005-C19
WACHOVIA 2005-C20	WACHOVIA 2005-C21	WACHOVIA 2005-C22
WACHOVIA 2006-C23	WACHOVIA 2006-C24	WACHOVIA 2006-C25
WACHOVIA 2006-C25	WACHOVIA 2006-C26	WACHOVIA 2006-C27
WACHOVIA 2006-C27	WACHOVIA 2006-C28	WACHOVIA 2006-C29
WACHOVIA 2007-C30	WACHOVIA 2007-C31	WACHOVIA 2007-C32
WACHOVIA 2007-C32	WACHOVIA 2007-C33	WACHOVIA 2007-C34
WFCM10C1	WFCM 2012-LC5	WFCM 2013-LC12
WFRBSIIC2	WFRBS 2011-C3	WFRBS 2011-C3
WFRBS11C4	WFRBS 2011-C5	WFRBS 2012-C10
WFRBS 2012-C6	WFRBS 2012-C7	WFRBS 2012-C8
WFRBS 2012-C9	WFRBS 2013-C11	WFRBS 2013-Cl2
WFRBS 2013-Cl3	WFRBS 2013-C14	WFRBS 2013-C15
WFRBS 2013-C16	WFRBS 2013-C17	WFRBS 2013-Cl8
WFRBS 2013-UBSI	FANNIE MAE WS	CAPLEASE CDO 2005-1
CONCORD REAL ESTATE CDO 2006-1	CAPITAL SOURCE RELT 2006-A	MARATHON REAL ESTATE CDO 2006-1
NEWCASTLE CDO VIII	NEWCASTLE CDO IX (MEMORIAL MALL)	NORTHSTAR CDO IV LTD
NORTHSTAR CDO VI	NORTHSTAR CDO IX PRIMARY	NORTHSTAR CDO IX PRIMARY (MEMORIAL MALL)
NORTHSTAR CDO VIII	RESOURCE REAL ESTATE FUNDING CDO 2006-1	RESOURCE REF CDO 2007-1
WACHOVIA CRE CDO 2006-1	RBS CITIZENS	WORLD SAVINGS INTERNAL
CREST 2003-2	MORGAN GUARANTY TRUST CO. OF NY	NATIONWIDE LIFE INSURANCE COMPANY
ACM TRAFFORD V LLC WAREHOUSE	ARCHETYPE & BARCLAYS REPO	DEXIA REAL ESTATE WAREHOUSE
ALABAMASAVES WAREHOUSE	BANCORP BANK WAREHOUSE	BARCLAYS WAREHOUSE
BASIS RE CAPITAL II (REPO)	BB&T WAREHOUSE	BICOASTAL (A BLACKSTONE CREDIT FACILITY)
BISHOPSGATE PARTICIPANTS (GBP) 003	BLACKSTONE (BRE/MWT)	BANK OF AMERICA WAREHOUSE
BREDS LOAN CAPITAL IV REPO WAREHOUSE	BREDS EHY REPO WAREHOUSE	BREDS LOAN CAPITAL II REPO WAREHOUSE
BREDS LOAN CAPITAL REPO WAREHOUSE	BREDS SOCGEN WAREHOUSE	RIVER MARI<ET BROE WAREHOUSE
BMC MORTGAGES VI	BUCHANAN MORTGAGE CAPITAL	BUCKINGHAM
CANTOR CRE LENDING LP	CAPITAL LEASE WAREHOUSE- 398 & 526	CF BRANCH WAREHOUSE
CITIGROUP GLOBAL MARKETS REALTY CORP	FIVE MILE WAREHOUSE	MC FIVE MILE SPE B LLC (COLUMN REPO)
WACHOVIA RED- TAX CREDIT	WACHOVIA RED- TAX CREDIT	GERMAN AMERICAN CAPITAL CORPORATION WARE
GREENWICH CAPITAL FINANCIAL PRODUCTS INC	H2 WAREHOUSE 2013	JLC WAREHOUSE IV LLC (DEUTSCHE REPO)
JP MORGAN CHASE	KBARNY CREDIT FACILITY	LADDER DEUTSCHE REPO
LADDER JPM REPO	LADDER MET LIFE REPO	LADDER CAPITAL LLC REPO
LEHMAN BROTHERS WAREHOUSE	LEHMAN BROTHERS WAREHOUSE	LIBREMAX WAREHOUSE WAREHOUSE
LOANCORE (JEFFERIES) WAREHOUSE	LONESTAR (RELIIJS) WAREHOUSE 2013	MACQUARIE WAREHOUSE
MODERN BANK, N.A	MORGAN STANLEY	MORGAN STANLEY
NORTHSTAR-DB REPO WAREHOUSE (NRPC)	NORTHSTAR-DORAL WAREHOUSE (NRPC)	NRPC REPO WAREHOUSE
NORTHSTAR-DB REPO WAREHOUSE (NSINCOME)	NORTHSTAR-DORAL WAREHOUSE (NSREIT)	NORTHSTAR WAREHOUSE
NXT CAPITAL FUNDING II, LLC	OWS I ACQUISITIONS, LLC WH	OWS I ACQUISITIONS, LLC WH
ONE WILLIAM STREET CAP MASTER FUND WH	OWS COF I MASTER WH	OWS CREDIT OPPORTUNITY I WH
PRIME FINANCE PARTNERS III,	PFP III SUB I, LLC	PRIME AND METLIFE REPO LP
PFP II SUB I, LLC	PIMCO (TOCU I LLC)	PIMCO (GCCU I LLC)
PRIME FINANCE PARTNERS II,	PRIME REPO WITH METLIFE	PRIME REPO WITH U.S. BANK L.P.
RAITH WAREHOUSE	RBS WAREHOUSE	RESOURCE CAPITAL REPO WAREHOUSE
REXFORD INDUSTRIAL FUND V LP WAREHOUSE	RIALTO REPO WITH WF	RIALTO WAREHOUSE 2013
RLJ III- FINANCE HOLDINGS,	ROCKWOOD (375 PARK)	SAP FUNDING, LLC LLC
SAS WAREHOUSE 2013 (H2)	SL GREEN REALTY CORP/GRAMERCY	SL GREEN - JPM REPO
SL GREEN WAREHOUSE	SQUARE MILE/RAM ACQ, LLC	STARWOOD AND CITIREP
STARWOOD CITIREPO SUB 6	STARWOOD MORTGAGE CAPITAL WAREHOUSE	STARWOOD PROPERTY MORTGAGE LLC WAREHOUSE
STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.	WACHOVIA RED- STRUCTURED FINANCE	TALOS WAREHOUSE
TEACHERS INSURANCE & ANNUITY ASSOCIATION	TRT LENDING SUBSIDIARY LLC	TRT LENDING REPO WAREHOUSE
TUEBOR WAREHOUSE (LADDER)	UBS WAREHOUSE	VALSTONE WAREHOUSE
VORNADO REALTY L.P. WAREHOUSE	WASHINGTON SUB, LLC	WEI WAREHOUSE (EUR) 007
WBI WAREHOUSE (GBP) 008	WBNA WAREHOUSE (EUR) 004	WBNA WAREHOUSE (GBP) 014
WFIL WAREHOUSE (EUR) 005	YELLOW BRICK REAL ESTATE	STRATEGIC LAND JOINT CAPITAL I, LLC	VENTURE2
ACRE 2013-FL!	BAMLL 2013-DSNY	BSB06001
CITG! ROUP 2006-FL2	COMM 2006 FL12	COMM07FL14
COMM 2011-FL!	COMM 2012-FL2	COMM2013-THL
CSFB 2006 TFL2 (TITAN)	FREMF 2012-KFOI PRIMARY ONLY	GREENWICH CCFC 2004-FL2
GREENWICH CCFC 2006-FL4	GRAND PACIFIC BUSINESS LOAN TRUST 2005-1	JPMC 2006 FL2
JPMCC 2007-FL1	LEHMAN 2006 LLF-C5	NS 2012-1
UCB07-1	WACHOVIA 2005-WHALE 6	WACHOVIA 2006-WHALE 7
WACHOVIA 2007-WHALE 8	CREXUS WAREHOUSE	MARATHON STRUCTURED FINANCE FUND LP
RESOURCE CAPITAL CORP. WAREHOUSE	ALL STATE PPG (PARTICIPATION)	BANK OF EAST ASIA_724 FIFTH AVE(PARTICIPAT
BANK OF TAIWAN 724 FIFTH AVE(PARTICIPAT	CIBC (WESTSHORE MALL PARTICIPATION)	IMMG (4 UNION SOUTH PARTICIPATION)
MORGAN STANLEY 2007 IQ14	PB CAPITAL (OLYMPIC TOWER PARTICIPATION)	PB REALTY THREEFIRST (PARTICIPATION)
PEOPLE'S UNITED BANK COLE AND PPG (PA	PNC BANK, N.A. _SOUTHEAST RT	RAYMOND JAMES BANK MT (WESTSHORE MALL PART)
SOVEREIGN BANK (4 UNION SOUTH PARTICIPA	TD BANK (OLYMPIC TOWER PARTICIPATION)	UNITED OVERSEAS BANK_724 FIFTH AVE (PART
1166 AVENUE OF AMERICAS 2005-C6	1166 AVENUE OF THE AMERICAS 2002-C5	ONE LINCOLN 2004-C3
7 WORLD TRADE CENTER2012-WTC	AMERIGOLD 2010-ART	BAMLL 2013-WBRK
BB 2013-TYSN	BB-UBS 2012-SHOW	BB-UBS 2012-TFT
TIMES SQUARE HOTEL TRUST	BWAY 2013-1515	CITIGROUP 2013-375P
CITY CENTER 2011-CCHP	CGBAM 2013-BREH	CITGI ROUP 2013-SMP
CGRBS 2013-VN05TH	COMM 2012-9W57	COMM 2012-MVP
COMM 2013-SFS	COMM 2013-WWP	ENERGY PLAZA LEASE TRUST 2002
FOUR TIMES SQUARE 2006-4TS	DOLLAR GENERAL	GSMS 2012-ALOHA
GSMS 2012-BWTR	GSMS 2012-SHOP	GSMS 2012-TMSQ
GSMS 2013-KING	GSMS 2013-KYO	GOLDMAN SACHS 2005-ROCK
JPMC 2011-PLSD	JPMC 2013-ALC	LCCM2013GCP
NORTEL NETWORKS TRUST 2001-1	OBP DEPOSITOR, LLC TRUST 2010-0BP	QCMT13QC
RBSCF 2013-GSP	RBSCF 2013-SMV	SCG 2013-SRP1
VDNO 2013-PENN	VORNADO DP LLC 2010-VNO	VNO 2012-6AVE
WFCM 2013-120B	WFCM 2013-BTC	ACCOR MEZZ WAREHOUSE
NRFC WAREHOUSE (SOHO HOUSE)	1345FB2005 (COMPANION)	BSCM07TOP28 (COMPANION) 1 BALDEAGLE
BSCM07TOP28 (COMPANION) 2 STARWOOD	BSCMS05TOP20 (COMPANION) LANDESBANK	BSCMS05TOP20 (COMPANION) 1 NYLIFE
BSCMS05TOP20 (COMPANION) 2 HARTFORDLIFE	BSCMS05TOP20 (COMPANION) 3 METLIFE	CBA-MEZZANINE CAPITAL FINANCE
COMM 2006-FL12 COMPANION	COMM07FL14 (COMPANION) I DEUTSCHEBANK	COMM07FL14 (COMPANION) 2 SOCIETE GENERAL
CONCORD REAL ESTATE CDO	CRESS 2008-1	FUNB 2001 C2 B NOTES
2006-1 (CERRITOS	CDO PLAZAELSEGUNDO
FUNB 2001 C3 B NOTES	GREENWICH CCFC 05 GG5 (COMPANION)	GREENWICH CCFC 2003 C2 (COMPANION)
GOLDMAN 2006-GG6	GOLDMAN 2006-GG8	GSMSC04GG2 (COMPANION) I VARIABLELIFE
COMPANIONS	COMPANIONS
JPMC 2006-LDP7 COMPANION	JPMC04-CIBC9 (COMPANION)	JPMC 2005-LDP2 COMPANIONS
LEHMAN 2005-LLF C4 (COMPANIONS)	LEHMAN 2006 LLF-C5C	LBUBS 2005-C2 (COMPANION) LEHMAN
LBUBS05C3 (COMPANION)	LBUBS05C3 (COMPANION)	LBUBS05C3 (COMPANION)
1 SORINRE	2 HARTFORDAI	3 PRIMA
LBUBS05C3 (COMPANION)	LBUBS05C3 (SENIOR MEZZ)	LBUBS05C3 (SENIOR MEZZ)
4 QUADRANTFUND	1 METLIFE	2 ING
LBUBS05C3 (SENIORMEZZ)	LBUBS05C3 (SENIOR MEZZ)	LBUBS05C3 (SENIOR MEZZ)
3 LRP	4 AIBDEBT	5 BAYERISCHE
LB-UBS 2005-C7 COMPANION	LB-UBS 2006 Cl COMPANION	LB UBS 2006-C4 COMPANION
MLCFC07-5	MLCFC07-6 (COMPANION) ASTAR	MLCFC07-9 (COMPANION) NBSRE
(COMPANION) LEXINGTON
MLFT 2006-1	MLFT 2006-1	MS06TOP23
(COMPANION) CAPTRUST	(COMPANION) CAPTRUST	(COMPANION) LANDESBANK
MSC04HQ4 (COMPANION)	MSC05HQ6	MSC07HQ12 (COMPANION)
1 METLIFE	(COMPANION) PRUDENTIAL	I CIT
MSC07HQ12 (COMPANION)	MSC07HQ12 (COMPANION)	MSCI04IQ7 (COMPANION)
2 DEUTSCHEAG	3 LEM
MSCI06HQ8	VERTICAL CRE CDO 2006-	WACHOVIA 2004-C11 (COMPANION)
(COMPANION) LENDESBANK	1 ROYAL HOLIDAY
WACHOVIA 2005-C21 (COMPANION)	WACHOVIA 2006-C24 (COMPANION)	WACHOVIA 2006-C25 (COMPANION)
WACHOVIA 2006-C27- COMPANION	WACHOVIA 2006 WHALE 7 NON TRUST	WFCMIOC1 (PARTICIPATION) BASIS
WFRBS11C2 (PARTICIPATION) WESTRIVER	WFRBSI1C4 (COMPANION) LIBERTYLIFE	7 WORLD TRADE CENTER 2012-WTC COMPANION
BRE SELECT HOTELS MEZZ WAREHOUSE	CITIGROUP 2006-FL2 COMPANION	CITIGROUP 2007-C6 (COMPANION)
CITIGROUP 2013-375P COMPANION	CITY CENTER 2011-CCHP COMPANION	CD 2007-CD4 COMPANION
COBALT 2007- C3 COMPANION	COMM2010-C1 COMPANION	COMM 2013-CCREIO COMPANION
COMM 2013-CCRE6	COMM2013-FL3 COMPANION	DBUBS 2011-LC1 COMPANION
COMPANION
FOUR TIMES SQUARE 2006-	GREENWICH CCFC 2007-GG11	GREENWICH CCFC 2006-FL4
4TS COMPANION	COMPANION	COMPANION
GREENWICH CCFC 2007-GG9	GOLDMAN 2007-GG10	GSMS 2010-C2 COMPANION
COMPANION	COMPANION
GSMS 2011-GC3 COMPANION	GSMS 2011-GC5 COMPANION	GSMS 2012-GCJ7 COMPANION
GSMSC2010-C1 COMPANION	JPMCC 2007-LDP10	JPMCC 2007-LDP11
	COMPANION	COMPANION
JPMC 2006-LDP9 COMPANION	JPM 2012-CIBX COMPANION	JPMBB 2013-C15 COMPANION
JPMBB 2013-Cl7 COMPANION	JPMCC 2013-C16 COMPANION	LB-UBS 2006-C6 COMPANION
LB UBS 2006-C7 COMPANION	LB UBS 2007-C2 COMPANION	ML-CFC 2007-7 COMPANION
MORGAN STANLEY 2007-HQ13	MSBAM2013-C11 COMPANION	MSBAM 2013-C13 COMPANION
COMPANION
MSBAM 2013-C8 COMPANION	MSBAM 2013-C12 COMPANION	NS 2012-1 COMPANION
RBS 2010-MB1 COMPANION	WACHOVIA 2004-C15	WACHOVIA 2005-C20 (COMPANION)
COMPANION
WACHOVIA 2006-C28	WACHOVIA 2007-C30	WACHOVIA 2007-C31
COMPANION	COMPANION	COMPANION
WACHOVIA 2007-C32	WACHOVIA 2007-C33	WACHOVIA 2007-C34
COMPANION	COMPANION	COMPANION
WACHOVIA 2007-WHALE 8	WFRBS 2013-Cl3 COMPANION	CITIGROUP 2012-GCS
NON TRUST		COMPANION
COMM 2013-WWP COMPANION	FII F DEBT ACCT PTE LTD	LONE STAR REPO WITH WELLS
FARGO
MEZZ CAP LLC (FKA CBA	MEZZ CAP REIT I, INC	NBS REAL ESTATE CAPITAL
MEZZ)		WAREHOUSE
SRE FW MEZZ WAREHOUSE (RIDGMAR MEZZ)	WACHOVIA GENERAL	WEST RIVER WAREHOUSE
PARTICIPANT
MSDWMC 2000-F1

APPENDIX B

APPLICABLE SERVICING CRITERIA WITH RESPECT TO THE PLATFORM

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
ll22(d)(l)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	sss	sss
1122(d)(l)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X	sss	sss	sss
1122(d)(l)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		sss	sss	X
ll22(d)(l)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	sss	sss	sss
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	sss	sss	sss
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	sss	sss	sss
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X	sss	sss	sss
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	sss	sss	sss
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, ''federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-l (b)(l) of the Securities Exchange Act.	X	sss	sss	sss
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	sss	sss	sss
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	sss	sss	sss
Investor Remittances and Reporting
ll22(d)(3)(i) (A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X	X	sss
1122(d)(3)(i)(B)	(B) provide information calculated in accordance with the terms specified in the transaction agreements;	sss	sss	sss	X
1122(d)(3)(i)(C)	(C) are filed with the Commission as required by its rules and regulations;	sss	sss	sss	X
ll22(d)(3)(i)(D)	(D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	sss	sss	sss	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	sss	sss	sss	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreement	sss	sss	sss	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	sss	sss	sss	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreement or related mortgage loan documents.	X	X	sss	sss
ll22(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreement	X	sss	sss	sss
l122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X(l)	sss	sss	sss
l122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X	sss	sss	sss
l122(d)(4)(v)	The Servicer's records regarding the mortgage loans agree with the Servicer' s records with respect to an obligor's unpaid principal balance.	X	sss	sss	sss
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X	X	sss	sss
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the tirneframes or other requirements established by the transaction agreements.	X	sss	sss	sss
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X	sss	sss	sss
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X	sss	sss	sss
1122(d)(4)(x)(A)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements	X	sss	sss	sss
1122(d)(4)(x)(B)	(B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;	X	sss	sss	sss
1122(d)(4)(x)(C)	C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X	sss	sss	sss
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X	sss	X (2)	sss
1!22(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.	X	sss	X(2)	sss
l122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.	X	sss	sss	sss
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	sss	sss
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(l) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	sss	sss	sss	X

(1) There were no activities performed during the year ended December 31, 2013 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.
(2) The vendors, CoreLogic, Inc. and National Tax Search, LLC, provided separate Reg. AB 1122(d) attestations for their tax payment activities as they relate to criteria 1122(d) (4) (xi) and (xii).